SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               -----------------

                        Date of Report: December 31, 2005
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                       (Date of earliest event reported)

                  Zond Windsystem Partners, Ltd. Series 85-C,
                        a California Limited Partnership
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

      California                  000-51511                77-0081345
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   (State or Other               (Commission              (IRS Employer
Jurisdiction of Incorporation)    File Number)         Identification No.)

               1221 Lamar Street, Suite 1600, Houston, Texas 77010
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                    (Address of Principal Executive Offices)

                                 (713) 853-0530
                                 --------------
              (Registrant's telephone number, including area code)

                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.
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Extension of Power Purchase Agreement.
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          On January 5, 2006, Zond Windsystem Partners, Ltd. Series 85-C (the
"Partnership") received the fully executed letter agreement ("Extension Letter") dated December 28, 2005, between the Partnership and Pacific Gas and Electric Company ("PG&E") relating to the Power Purchase Agreement For Long-Term Energy and Capacity, dated January 17, 1985, as amended (the "Power Purchase Agreement"). Pursuant to the Power Purchase Agreement, the Partnership is able to sell power to PG&E from the wind turbine electric power generation facility owned by the Partnership. The Extension Letter extended the termination date of the Power Purchase Agreement from December 31, 2005 to January 31, 2006.

          Notwithstanding the extension, the Partnership ceased operations of its wind turbine electric power generation facility as of January 1, 2006 and, if the Partnership decides to recommence operations, as previously disclosed it would do so only after March 1, 2006 and only if the Partnership is able to obtain a further extension of the Power Purchase Agreement as well as an extension of the Amended and Restated Windpark Easement Agreement by and between the Partnership and Enron Wind Systems, LLC ("EWS") dated July 1, 1986, which expired on December 31, 2005.

         A copy of the Extension Letter is attached hereto as Exhibit 10.1.

Extension of Management Agreement.
---------------------------------

         The Partnership and EWS entered into the First Amendment to Windsystem Management Agreement, dated as of January 5, 2006 (the "Management Agreement Amendment"), which amends the Windsystem Management Agreement dated as of November 4, 1985 (the "Management Agreement"). The Management Agreement Amendment was effective as of December 31, 2005. Pursuant to the Management Agreement, EWS manages the wind turbine electric power generating facility owned by the Partnership. The Management Agreement Amendment extended the termination date of the Management Agreement from December 31, 2005 to March 31, 2006, subject to earlier termination by either party upon ten days prior written notice.

         A copy of the Management Agreement Amendment is attached hereto as
Exhibit 10.2.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
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Appointment of Principal Officers.
---------------------------------

         Effective December 31, 2005, Robert Semple resigned as a Director of Enron Renewable Energy Corp. ("EREC"), which is indirectly wholly-owned by Enron Corp. EREC indirectly holds the sole membership interest in Zond Windsystems



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


Management V LLC (the "General Partner"), the general partner of the Partnership. The Directors of EREC may be deemed Directors of the Partnership under the Securities Exchange Act of 1934.

         On January 3, 2006, Smith Street Land Company, the sole shareholder of EREC, elected Richard Lydecker and K. Wade Cline as Directors of EREC, constituting the entire Board of Directors of EREC. The entire Board of Directors of EREC serves as the Audit Committee of the Partnership.

         Effective December 31, 2005, Eric D. Gadd resigned as President and Chief Executive Officer of the General Partner.

         On January 3, 2006, EREC elected Jesse E. Neyman as the President and Chief Executive Officer of the General Partner. Mr. Neyman, age 61, has served as Vice President, Principal Investments, Enron Corp. since early 2002. He is responsible for managing financial investment portfolios of Enron Corp. and its affiliates. Mr. Neyman has served as a director on the boards of several of the portfolio companies under management. Prior to such officer position with Enron Corp., Mr. Neyman served as Vice President of Enron Producer Finance providing risk capital to the oil and gas sector.

Item 9.01.    Financial Statements and Exhibits.
              ---------------------------------

(c) Exhibits.

10.1 Extension Letter dated December 28, 2005 to Power Purchase Agreement, between the Partnership and Pacific Gas and Electric Company.

10.2 First Amendment to Windsystem Management Agreement entered into as of January 5, 2006, which was effective as of December 31, 2005, between the Partnership and Enron Wind Systems, LLC.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Zond Windsystem Partners, Ltd. Series 85-C,
                                     a California Limited Partnership
                                     By:  Zond Windsystems Management V LLC,
                                          General Partner


Date:  January 6, 2006               By:  /s/ Jesse E. Neyman
                                        -----------------------------------
                                     Name:  Jesse E. Neyman
                                     Title: President and Chief Executive
                                            Officer






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


                                  Exhibit Index
                                  -------------

Exhibit    Description
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10.1       Extension Letter dated December 28, 2005 to Power Purchase Agreement, between the Partnership and Pacific Gas and Electric Company.

10.2 First Amendment to Windsystem Management Agreement entered into on as of January 5, 2006, which was effective as of December 31, 2005, between the Partnership and Enron Wind Systems, LLC.







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